United States Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting Material Pursuant to §240.14a-12

KILROY REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

April 2, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 annual meeting of stockholders of KILROY REALTY CORPORATION to be held on May 20, 2008, at 9:00 a.m. (local time) at our corporate offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a Proxy Card and postage-paid return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

Richard E. Moran Jr.

Executive Vice President,

Chief Financial Officer and Secretary

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2008

To the Stockholders of Kilroy Realty Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Kilroy Realty Corporation, a Maryland corporation (the “Company”), will be held at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 on May 20, 2008, at 9:00 a.m. (local time), for the following purposes:

1. To elect two directors to the Company’s Board of Directors (the “Board”) to serve until the annual meeting of stockholders in the year 2011, and until their successors are duly elected and qualify, and to elect one director to the Company’s Board to serve until the annual meeting of stockholders in the year 2010, and until his successor is duly elected and qualifies;

2. To consider and act upon one stockholder proposal, if presented at the meeting; and

3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Company’s Board has fixed the close of business on March 11, 2008 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The enclosed proxy card is solicited by the Board of the Company, which recommends that stockholders vote FOR the election of the Board’s nominees named therein and recommends that the stockholders vote AGAINST the stockholder proposal contained therein. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting. If you would like to view or request a copy of this Proxy Statement or the Company’s annual report on Form 10-K, please visit the Company’s website at www.kilroyrealty.com.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors,

Richard E. Moran Jr.

Executive Vice President,

Chief Financial Officer and Secretary

April 2, 2008

Los Angeles, California

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2008

PROXY STATEMENT

INTRODUCTION

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Kilroy Realty Corporation, a Maryland corporation (the “Company”), of proxies from the holders of the Company’s issued and outstanding shares of common stock, par value $.01 per share (the “Common Stock”), to be exercised at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 20, 2008 at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 at 9:00 a.m. (local time), including any adjournment(s) or postponement(s), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the “Proposals”):

1.    To elect two directors to the Company’s Board to serve until the annual meeting of stockholders in the year 2011, and until their successors are duly elected and qualify, and to elect one director to the Company’s Board to serve until the annual meeting of stockholders in the year 2010, and until his successor is duly elected and qualifies;

2.    To consider and act upon one stockholder proposal, if presented at the meeting; and

3.    To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only the holders of record of the shares of Common Stock at the close of business on March 11, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted on at the meeting. As of the Record Date, 32,731,835 shares of Common Stock were outstanding. This Proxy Statement and enclosed form of proxy are first being mailed to the stockholders of the Company on or about April 10, 2008.

A majority of the shares of Common Stock outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In order to be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the Proposal regarding the election of the directors. The stockholder proposal must be approved by a majority of the votes cast, assuming a quorum is present. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote of the stockholder proposal.

The shares of Common Stock represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, will be voted FOR the election of the three director nominees named in this Proxy Statement and AGAINST the stockholder proposal. As to any other business that may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named in the proxy card, at their discretion. The Company does not presently know of any other business that may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (i) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (ii) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE COMPANY WITH RESPECT TO THE PROPOSALS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, telephone (310) 481-8400, and the Company’s website is www.kilroyrealty.com. References herein to the “Company” refer to Kilroy Realty Corporation and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 2, 2008.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to the Company’s articles of incorporation, as amended and supplemented (the “Charter”), the Company’s bylaws, as amended (the “Bylaws”), and resolutions adopted by the Company’s Board, the Board presently consists of eight directors (including one vacancy) and is divided into three classes serving staggered three-year terms. Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The terms of three of the directors, Messrs. Kilroy, Sr. and Hart and Dr. Brennan, will expire at the Annual Meeting. As previously disclosed in our public filings, Mr. Hart advised the Company that he has decided to retire from the Board upon completion of his existing term, which will expire at the conclusion of the Annual Meeting. Accordingly, if elected at the Annual Meeting, Mr. Kilroy, Sr. and Dr. Brennan will hold office for a term of three years until the annual meeting of stockholders to be held in the year 2011, and until their successors are duly elected and qualify. Mr. Ingraham was appointed to the Board in June 2007 to fill an existing vacancy and, if elected at the Annual Meeting, will hold office for a term of two years until the annual meeting of stockholders to be held in the year 2010, and until his successor is duly elected and qualifies. Two Board seats will remain vacant while the Nominating/Corporate Governance Committee is conducting a search to identify qualified director candidates.

Except as otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of the nominees to the Board listed below. The nominees have consented to be named in this Proxy Statement and to serve as directors if elected. The information below relating to the nominees for election as directors and to each of the other directors whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals.

The Board recommends a vote FOR the election of John B. Kilroy, Sr. and Dr. Brennan to serve until the annual meeting of stockholders to be held in the year 2011 and until their successors are duly elected and qualify. The Board also recommends a vote FOR the election of Scott S. Ingraham to serve until the annual meeting of stockholders to be held in the year 2010 and until his successor is duly elected and qualifies.

Nominees for Director

The following table sets forth certain current information with respect to the nominees for director to the Board of the Company:

Name	Age	Director Since	Position With The Company
John B. Kilroy, Sr.	85	1996	Chairman of the Board
Edward F. Brennan, Ph.D.	56	2003	Director
Scott S. Ingraham	54	2007	Director

The following are biographical summaries of the experience of the nominees for director to the Board of the Company:

John B. Kilroy, Sr. has served as the Company’s Chairman of the Board since its incorporation in September 1996. In 1947, Mr. Kilroy founded the businesses that were incorporated in 1952 as the entity known as Kilroy Industries (“KI”). Mr. Kilroy served as KI’s President from 1952 until 1981 and from 1997 through the present, and has served as the Chairman of its Board of Directors since 1954. Mr. Kilroy is a nationally recognized member of the real estate community, providing the Company with strategic leadership and a broad based network of relationships. Mr. Kilroy is the father of John B. Kilroy, Jr., the Company’s President and Chief Executive Officer.

Edward F. Brennan, Ph.D. has been a member of the Company’s Board since July 2003. Dr. Brennan is currently President and Chief Operating Officer of CryoCor, since January 2005, and became Chairman of

HemoSense Inc. in January 2004; HemoSense was sold to Inverness Medical Innovations in November 2007. While a director, since 2000, of HemoSense, he was also a managing partner of Perennial Investments, a Seattle-based venture capital firm beginning in 2001. Prior to that time, he served as Vice President at Tredegar Investment. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for 27 years, including scientific and executive positions with Syntex, Inc., UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CadioGenesis Corp. Dr. Brennan also serves on the board of several private companies and serves on the Board of Trustees of the San Francisco Waldorf School. Dr. Brennan holds a B.A. degree in chemistry and biology and a Ph.D. in biology from the University of California, Santa Cruz.

Scott S. Ingraham has been a member of the Company’s Board since June 2007. Mr. Ingraham is the co-founder of the Internet-based residential real estate site, Rent.com, and served as the company’s chairman and chief executive officer from its start-up in 1999 until its acquisition by eBay in February 2005. Prior to this, from November 1992 through April 1999, Mr. Ingraham served as the president and chief executive officer of Oasis Residential, a NYSE-traded apartment REIT that he co-founded in 1992. Oasis Residential merged with Camden Property Trust in 1998. He remains a member of Camden Property Trust’s board of trustees, where he chairs the audit committee and serves on the nominating and compensation committees. He is also a member of the board of directors of LoopNet, a Nasdaq-traded commercial real estate Internet listing web site, and serves on its audit committee. Mr. Ingraham is also a member of the boards of directors of two private companies. During a 31-year career focused on commercial real estate related endeavors, Mr. Ingraham has been active in real estate investment banking and has co-founded three successful start-up companies. Mr. Ingraham earned a Bachelors in Business Administration (BBA) from the University of Texas at Austin.

Vote Required

The election of the directors requires the plurality of the votes cast by the holders of the shares of Common Stock entitled to vote, either present in person or by proxy at the Annual Meeting.

The Board recommends a vote FOR the election of John B. Kilroy, Sr. and Dr. Brennan to serve until the annual meeting of stockholders to be held in the year 2011 and until their successors are duly elected and qualify. The Board also recommends a vote FOR the election of Scott S. Ingraham to serve until the annual meeting of stockholders to be held in the year 2010 and until his successor is duly elected and qualifies.

PROPOSAL 2: STOCKHOLDER PROPOSAL

The Company was notified that its stockholder Gerald R. Armstrong, who owned 40.088 shares of the Company’s Common Stock as of the Record Date, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, (303) 355-1199, intends to present the following proposal at the Company’s Annual Meeting on May 20, 2008.

Stockholder Proposal

“RESOLUTION: That the shareholders of KILROY REALTY CORPROATION [sic] requests its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.”

Supporting Statement

STATEMENT: The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U.S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board Response to Stockholder Proposal

In accordance with our Amended and Restated Articles of Incorporation, our Board is divided into three classes that serve staggered three-year terms, referred to as a “classified board.” The classes are staggered, such that stockholders vote on one class of directors each year. The classified board has been in place since 1997, the year the Company completed its initial public offering. After careful consideration, the Board has determined that it is in the best interests of the Company and our stockholders to maintain the classified board of the Board. Therefore, the Board unanimously recommends a vote AGAINST the proposal.

Continuity and Stability

The Company believes that a classified board provides stability and continuity in the Board’s leadership and policies, and helps to ensure that a majority of Directors will always be familiar with the Company’s long-term strategy and goals. This knowledge will assist the Directors in fulfilling their duties to our stockholders, providing for greater effectiveness, which ultimately creates value for our stockholders. To maintain accountability, stockholders have the opportunity to vote on one-third of the members of the Board each year. Electing the Directors to three-year terms will not reduce the accountability of the Directors to our stockholders.

Independence

The Company believes that electing Directors to three-year terms enhances the independence of non-management Directors. It provides them with a longer assured term of office, insulating the Directors against pressure from management or from special interest groups who might have an agenda contrary to the long-term interests of our stockholders. As a result, Directors are free to express their views without having to continually consider an upcoming nomination for re-election the following year.

Value Protection

The Company believes that a classified board will enhance stockholder value over the long term by reducing the vulnerability of the Company to certain hostile and potentially abusive takeover tactics where a party might attempt to acquire control of the Company on terms that do not maximize stockholder return. Because under a classified board, only one-third of the directors are elected at any annual meeting of stockholders, it is impossible to elect an entirely new Board or even a majority of the Board at one single meeting. This structure serves to prevent a hostile third party from quickly gaining control of the Board without paying fair value for the Company since it would take at least two Annual Meetings for even a majority of stockholders to elect a new majority of the Board. The classified board thus gives Directors time to evaluate any takeover proposal, negotiate on behalf of all stockholders and consider all options for maximizing value to stockholders. The classified board does not in any way prevent or preclude a sale or change of control of the Company.

Accountability to Stockholders

Our Directors continue to be accountable to our stockholders under our classified board. Every Director is required to uphold his or her fiduciary duties to the Company and its stockholders, regardless of how often he or she stands for election. The Board has implemented broad measures to ensure accountability of the Company’s Directors, including the adoption of Corporate Governance Guidelines, which, among other things, provide for annual evaluations of Director independence and an annual self-assessment of the Board’s performance sponsored by the Nominating/Corporate Governance Committee.

Procedural Matters

Please note that stockholder approval of this proposal would not by itself declassify our Board or provide for the annual election of Directors. Approval of this proposal would advise our Board that a majority of our stockholders voting at the meeting favor a change and request that the Board take the necessary steps to declassify our Board and to establish annual elections of all Directors. Under our Amended and Restated Articles of Incorporation, a change in the structure of our Board would require an amendment to our Articles of Incorporation, which would require a resolution from our Board to adopt the amendment followed by the approval of the holders of a majority of votes entitled to be cast on the amendment.

Conclusion

After careful consideration, the Board has determined that retention of the classified board remains in the best interests of the Company and our stockholders. We believe that the benefits of the classified board do not come at the cost of our Directors’ accountability to stockholders. The Company and the Board have a long-standing commitment to sound corporate governance practices for the benefit of the Company and its stockholders. The Board believes that the current classified board is consistent with that commitment, is appropriate for the Company, and will continue to serve and protect stockholders’ interests.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 2.

CERTAIN INFORMATION WITH RESPECT TO BOARD OF DIRECTORS

Directors Continuing in Office

Information concerning the other directors of the Company whose terms do not expire at the Annual Meeting is set forth below.

Name	Age	Position With The Company	Term Expiration
John B. Kilroy, Jr.	59	President, Chief Executive Officer and Director	2009
Dale F. Kinsella	59	Director	2009
William P. Dickey	65	Director	2010

John B. Kilroy, Jr. has served as the Company’s President, Chief Executive Officer and Director since its incorporation in September 1996. Prior to joining the Company, Mr. Kilroy served in the same capacity for KI, the predecessor to the Company, and was responsible for the overall management of all facets of KI and its various affiliates since 1981. Mr. Kilroy has been involved in all aspects of commercial and industrial real estate development, construction, acquisition, sales, leasing, financing, and entitlement since 1967 and worked for KI for over 30 years. Mr. Kilroy became President of KI in 1981 and was elected Chief Executive Officer in 1991. Mr. Kilroy is a trustee of the El Segundo Employers Association, and a past trustee of Viewpoint School, the Jefferson Center For Character Education and the National Fitness Foundation. Mr. Kilroy is also Chairman of the Board of The New Majority Los Angeles chapter and serves on the board of governors of the National Association of Real Estate Investment Trusts. Mr. Kilroy attended the University of Southern California. Mr. Kilroy is the son of John B. Kilroy, Sr., the Chairman of the Company’s Board.

Dale F. Kinsella has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Kinsella is currently a partner with the law firm of Kinsella, Weitzman, Iser, Kump & Aldisert, LLP. Previously, he was a partner with the Los Angeles law firm of Greenberg, Glusker, Fields, Claman, Machtinger & Kinsella, LLP. Prior to that, he had been a partner with the law firm of Kinsella, Boesch, Fujikawa & Towle. Mr. Kinsella received his undergraduate degree from the University of California at Santa Barbara and his Juris Doctor degree from the University of California at Los Angeles.

William P. Dickey has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Dickey has been the President of The Dermot Company, Inc., a real estate investment and management company since 1990. From 1986 to 1990, Mr. Dickey was a Managing Director of Real Estate for the First Boston Corporation. Prior to 1986, Mr. Dickey was a partner at the New York law firm of Cravath, Swaine & Moore, where he started as an associate beginning in 1974. Mr. Dickey received his undergraduate degree from the United States Air Force Academy, his Masters degree from Georgetown University and his Juris Doctor degree from Columbia Law School.

Board of Directors Meetings and Attendance at Board Meetings and Annual Meetings of Stockholders

During the year ended December 31, 2007, the Board held seven meetings. All directors attended 75% or more of the total number of meetings of the Board and meetings of the Board committees on which each director served held during the year. Directors are encouraged to attend in person the annual meeting of stockholders of the Company. All seven then-directors attended the 2007 annual meeting.

Independent Directors

Each of Messrs. Dickey, Hart, Kinsella and Ingraham and Dr. Brennan are considered by the Board to be Independent Directors. An Independent Director is a director who (i) is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director’s fees and (ii) satisfies the independence standards set forth in the current listing standards of the New York Stock Exchange (“NYSE”). In addition, in accordance with the Company’s Corporate Governance Guidelines, no Independent Director may be a director, officer or affiliate of another entity with which the Company has entered into a transaction or transactions during the preceding fiscal year valued in the aggregate at greater than $100,000.

Non-Management Directors

Each of Messrs. Kilroy, Sr., Dickey, Hart, Kinsella and Ingraham and Dr. Brennan, are considered by the Board to be Non-Management Directors. Non-Management Directors are all those directors who are not Company officers (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933, as amended), and includes Mr. Kilroy, Sr. who is not independent because he is the father of John B. Kilroy, Jr., our President and Chief Executive Officer. Meetings of the Non-Management Directors are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Mr. Kinsella presides over these meetings.

Board Committees

The Board of the Company has a standing Audit Committee, Executive Compensation Committee, Nominating/Corporate Governance Committee, Independent Committee and Executive Committee.

Audit Committee.    The Audit Committee consists of four Independent Directors: Mr. Hart, who serves as its Chairman, Messrs. Dickey and Ingraham and Dr. Brennan. These directors satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE listing standards. Each of Messrs. Hart, Dickey and Ingraham and Dr. Brennan is financially literate and is an “audit committee financial expert” as determined by the Board in accordance with rules promulgated by the Securities and Exchange Commission. As previously disclosed in our public filings, Mr. Hart will retire from the Board upon completion of his existing term, which will expire at the conclusion of the Annual Meeting. Following the Annual Meeting, Mr. Ingraham will serve as Chairman of the Audit Committee. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent public accountants. The Audit Committee is governed by a written charter adopted by the Board, a copy of which is attached as Appendix A to this Proxy Statement. The charter is also available on the Company’s website at http://www.kilroyrealty.com and available in print to any security holder upon request. The Audit Committee held six meetings during 2007. Information regarding the specific functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” below.

Executive Compensation Committee.    The Executive Compensation Committee currently consists of three Independent Directors: Dr. Brennan, who serves as its Chairman, and Messrs. Dickey and Kinsella. Mr. Hart

resigned from the Executive Compensation Committee effective November 29, 2007. The function of the Executive Compensation Committee is to (i) establish, review, modify and adopt remuneration levels for executive officers of the Company, and (ii) oversee the administration of the Company’s 2006 Incentive Award Plan (the “2006 Plan”) and any other incentive programs. The Executive Compensation Committee is governed by a written charter adopted by the Board, which is available on the Company’s website at http://www.kilroyrealty.com and available in print to any security holder upon request. The Executive Compensation Committee held eight meetings during 2007.

Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee consists of four Independent Directors: Mr. Dickey, who serves as its Chairman, Messrs. Hart and Kinsella and Dr. Brennan. As previously disclosed in our public filings, Mr. Hart will retire from the Board upon completion of his existing term, which will expire at the conclusion of the Annual Meeting. Following the Annual Meeting, the Nominating/Corporate Governance Committee will consist of three Independent Directors. The purpose of the Nominating/Corporate Governance Committee is to (i) identify individuals qualified to become Board members, (ii) recommend director nominees for the annual meeting of stockholders and to fill Board vacancies, (iii) oversee the Board’s annual self-assessment procedures and the self-assessment procedures for the committees of the Board; and (iv) provide ongoing guidance and oversight with respect to corporate governance matters. The charter of the Nominating/Corporate Governance Committee, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics, each of which was adopted by the Board, are available on the Company’s website at http://www.kilroyrealty.com and are available in print to any security holder upon request. The Nominating/Corporate Governance Committee held four meetings during 2007.

Independent Committee.    The Independent Committee consists of four Independent Directors: Mr. Kinsella, who serves as its Chairman, Messrs. Hart and Dickey and Dr. Brennan. As previously disclosed in our public filings, Mr. Hart will retire from the Board upon completion of his existing term, which will expire at the conclusion of the Annual Meeting. Following the Annual Meeting, the Independent Committee will consist of three Independent Directors. The Independent Committee has the authority to approve transactions between the Company and its affiliates, including its officers and directors, and any of their respective affiliates. The Independent Committee did not hold any meetings during 2007.

Executive Committee.    The Executive Committee consists of Mr. Kilroy, Jr., who serves as its Chairman, and Messrs. Kilroy, Sr. and Kinsella. Subject to the Company’s conflict of interest policies, the Executive Committee has authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Agreement of Limited Partnership as amended from time to time of Kilroy Realty, L.P. (the “Operating Partnership”), to cause the Operating Partnership to take such actions). The Executive Committee did not hold any meetings during 2007.

Report of the Audit Committee

The Audit Committee of the Company’s Board is composed of Independent Directors who satisfy the requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i), and the current listing standards of the NYSE. The Audit Committee operates pursuant to a written charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee approves the selection of the Company’s independent auditors and reviews and discusses the audited financial statements included in the Company’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting.

The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2007 with management and the Company’s independent auditors. The Audit Committee discussed with the Company’s independent auditors their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards Statement of Auditing Standard Number 61, “Communications with Audit Committees,” as currently in effect. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it discussed with the Company’s independent auditors their independence from the Company. The Audit Committee also considered the compatibility of the independent auditors’ provision of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope of their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by the Company’s management and by the Company’s independent auditors. The Audit Committee held six meetings during fiscal year 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements as of and for the year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 26, 2008.

Audit Committee

Matthew J. Hart, Chairman

William P. Dickey

Edward F. Brennan, Ph.D.

Scott S. Ingraham

Qualifications of Director Nominees

The Nominating/Corporate Governance Committee has established Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications as a guideline in considering nominations to the Company’s Board. The criteria include: loyalty, reputation, character, knowledge, experience, education, business judgment, diligence, stock ownership, independence and ability to contribute to Board balance and diversity. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board may consider other qualifications and attributes, which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board.

Nominating/Corporate Governance Committee’s Process for Identifying and Evaluating Nominees for Director

Prior to each annual meeting of security holders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Nominating/Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating/Corporate Governance Committee will review each potential candidate’s qualifications in light of the Company’s Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications, described above. The

Nominating/Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended by a security holder are evaluated in the same manner as candidates identified by a Nominating/Corporate Governance Committee member.

Manner by which Security Holders May Recommend Director Candidates

The Nominating/Corporate Governance Committee will consider director candidates recommended by security holders of the Company. All recommendations must be directed to the Nominating/Corporate Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2009 annual meeting of stockholders must be received in writing not later than December 12, 2008. Each security holder recommending a person as a director candidate must provide the Company with the following information for the Nominating/Corporate Governance Committee to determine whether the recommended director candidate is independent from the security holder, or each member of the security holder group, that has recommended the director candidate:

•

If the recommending security holder or any member of the recommending security holder group is a natural person, whether the recommended director candidate is the recommending security holder, a member of the recommending security holder group, or a member of the immediate family of the recommending security holder or any member of the recommending security holder group;

•

If the recommending security holder or any member of the recommending security holder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending security holder or any member of the recommending security holder group or has been at any time during the current or preceding calendar year;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory, or other compensatory fees from the recommending security holder or any member of the group of recommending security holders, or any of their respective affiliates during the current or preceding calendar year;

•

Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending security holder or any member of the recommending security holder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending security holder or any member of the recommending security holder group.

The recommending security holder must also provide supplemental information that the Nominating/Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of independence established by the NYSE, and (iii) satisfies the Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications, described above. In addition, the recommending security holder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating/Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership, would violate controlling state law or federal law.

Security Holder Communications with the Board

Security holders may send correspondence to the Board c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward security holder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate.

Interested Party Communications with the Non-Management Directors

Any interested party may send correspondence to the Non-Management Directors as a group, or to Mr. Kinsella directly, c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Non-Management Directors, or to Mr. Kinsella individually, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Non-Management Directors and make the correspondence available to the Non-Management Directors for their review at the Non-Management Directors’ request. The Secretary will forward interested party communications to the Non-Management Directors promptly following the receipt of the communication, as appropriate.

Code of Business Conduct and Ethics

The Company’s Board has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and other members of senior financial management), employees, agents and consultants. This Code of Business Conduct and Ethics satisfies the requirements of a “code of business conduct and ethics” under the NYSE listing standards and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable Securities and Exchange Commission rules. This Code of Business Conduct and Ethics is available on the Company’s website at http://www.kilroyrealty.com and a copy will be provided to any person without charge, upon request sent to the Company’s principal executive offices c/o Secretary at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Controller and other members of senior financial management, may be made only by the Board or a Board committee and will be promptly posted on the Company’s website.

CERTAIN INFORMATION WITH RESPECT TO NAMED EXECUTIVE OFFICERS

The following sets forth certain current information with respect to the Company’s named executive officers (the “NEOs”) as defined on page 14:

Name	Age	Position
John B. Kilroy, Jr.	59	President, Chief Executive Officer and Director
Jeffrey C. Hawken	49	Executive Vice President and Chief Operating Officer
Richard E. Moran Jr.	56	Executive Vice President, Chief Financial Officer and Secretary
Steven R. Scott	51	Senior Vice President, San Diego
Tyler H. Rose	47	Senior Vice President and Treasurer

John B. Kilroy, Jr. has served as the President and Chief Executive Officer of the Company since its incorporation in September 1996. Biographical information regarding Mr. Kilroy, Jr. is set forth under “Certain Information with respect to Board of Directors—Directors Continuing in Office.”

Jeffrey C. Hawken has served as Executive Vice President and Chief Operating Officer of the Company since the completion of its initial public offering in January 1997. Prior to that time, Mr. Hawken served in the same capacity for KI and was responsible for the management and operations of KI’s real estate portfolio and served on KI’s acquisitions and executive committees. Mr. Hawken joined KI in 1980, as a Senior Financial Analyst, and has been involved in property and asset management with the Company since May 1983. Since that time, he attained the designation of Real Property Administrator through the Building Owner’s and Manager’s Association (“BOMA”). Mr. Hawken is a director for BOMA, Greater Los Angeles and also participates on the executive committee, the Owners Advisory Council and Political Action Committee. Mr. Hawken is an active member of the Young President’s Organization, Santa Monica Bay Chapter and participates on the executive committee and is currently the Communications Chair. He is also a member of the Board of The New Majority California and the Board of The New Majority Los Angeles chapter and currently serves as membership chairman. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Hawken is a licensed Real Estate Broker in the State of California.

Richard E. Moran Jr. has served as the Company’s Executive Vice President, Chief Financial Officer and Secretary since December 1996. Prior to that time, Mr. Moran was Executive Vice President, Chief Financial Officer and Secretary of Irvine Apartment Communities, Inc. from 1993 to 1996. Before that, Mr. Moran was Executive Vice President, Corporate Finance and Treasurer of The Irvine Company, where he was employed from 1977 to 1993. Previously, he was a certified public accountant and was employed by the public accounting firm of Coopers & Lybrand. He serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California, Berkeley. Mr. Moran received a Master of Business Administration degree from Harvard Business School and a Bachelor of Science degree in Accounting from Boston College.

Steven R. Scott is currently a Senior Vice President of the Company and has served in that capacity since he joined the Company in January 1998. He has more than 20 years of real estate experience. From January 1996 to December 1997, Mr. Scott was Senior Vice President with CB Richard Ellis in San Diego, where he concentrated in corporate services, build-to-suits, and brokerage in the mid-San Diego County markets of Sorrento Mesa, Torrey Pines, University Towne Centre and the I-15 Corridor. Prior to CB Richard Ellis, he was affiliated with the San Diego office of Grubb & Ellis Company for 13 years, most recently as Senior Marketing Consultant. Mr. Scott holds a Bachelor of Science degree in Business Administration from San Diego State University.

Tyler H. Rose was appointed Senior Vice President and Treasurer in March 1997. Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. Mr. Rose holds a Master of Business Administration degree from The University of Chicago Graduate School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation practices for our NEOs. Our NEOs consist of our Chief Executive Officer, our Chief Operating Officer, our Chief Financial Officer (which comprise our three mostly highly paid executive officers) and our two next most highly paid executive officers. Throughout this Proxy Statement, we refer to our (i) Chief Executive Officer, Chief Operating Officer and Chief Financial Officer collectively as our “Executive Management Team,” (ii) two next most highly paid executive officers as our “Senior Managers,” and (iii) Executive Management Team and our Senior Managers, together with our other executive officers as our “executive officers.”

Compensation Committee Interlocks and Insider Participation

Compensation paid to the NEOs is determined at the sole discretion of the Executive Compensation Committee (the “Compensation Committee”). The Compensation Committee currently consists of three Independent Directors: Dr. Brennan, who serves as its Chairman, and Messrs. Dickey and Kinsella. From January 1, 2007 through November 29, 2007, the Compensation Committee was composed of four Independent Directors, including Dr. Brennan, who served as its Chairman, and Messrs. Dickey, Hart and Kinsella. There are no Compensation Committee interlocks, and none of our employees participate on the Compensation Committee.

Role of the Executive Compensation Committee

The Compensation Committee is responsible for:

•	Reviewing and approving our compensation philosophy;

•

Reviewing and approving performance goals and objectives relating to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and reviewing and approving the compensation of our Chief Executive Officer based on such evaluation;

•

Reviewing and approving all compensation for our other executive officers, including cash and equity incentive compensation awards, and all executive officers’ employment agreements and severance arrangements;

•	Administering, reviewing and approving all annual bonus, long-term incentive compensation, stock option, and other equity-based awards, employee pension and welfare benefit plans;

•	Reviewing and approving our policy with respect to severance, change of control and “parachute” payments; and

•	Preparing the Executive Compensation Committee Report.

The Compensation Committee’s Charter, posted on our website at http://www.kilroyrealty.com, reflects these various responsibilities, and the Compensation Committee and Board periodically review and revise the Charter. The Compensation Committee’s membership is determined by the Board and is composed entirely of Independent Directors. There were eight meetings of the Compensation Committee in 2007, two of which were executive sessions with no Company employees present. The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with the Compensation Committee’s Charter, the Compensation Committee may retain independent compensation and other management consultants, to assist with, among other things, evaluating our various compensation programs and levels of salary, bonus and other awards payable to our key personnel, as well as to advise the Compensation Committee with respect to the development of performance objectives that will contribute to our short-term and long-term profitability.

Role of Management

Our Chief Executive Officer participates in the compensation process as follows:

•	Provides evaluation for other executive officers;

•

Presents overall results of the Company’s performance based upon management’s perspective of the Company’s achievement of the pre-determined goals set by the Compensation Committee and the Company’s historical and go-forward business objectives and goals;

•	Reviews peer group information and compensation recommendations and provides feedback regarding the potential impact to the Company; and

•

Participates in Compensation Committee meetings at the invitation of the Compensation Committee, although he does not attend certain meetings or portions thereof intended to be exclusive of Company management.

Our Chief Financial Officer evaluates the financial implications and affordability of compensation programs and also the Company’s achievement of the pre-determined goals set by the Compensation Committee. Other executive officers may periodically participate in the compensation process and Compensation Committee meetings at the invitation of the Compensation Committee.

Compensation Objectives

We believe that the compensation programs for our executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis in terms of both the Company’s total return performance (including stock appreciation and dividends) and fundamental performance. Our performance in 2007 exemplified our continued focus on core fundamentals, which led to creation of value through our development program, strong leasing results, maintenance of high occupancy rates, and a strong balance sheet. In accordance with our goal, the compensation paid to our executive officers for fiscal year 2007 reflects our strong performance.

Our compensation philosophy for our executive officers is based on the following principles:

•	Our compensation programs should help the Company to attract and retain individuals of superior ability and managerial talent;

•

Our compensation programs should ensure executive officer compensation is aligned with the Company’s corporate strategies and business objectives and the long-term interests of the Company’s stockholders;

•

Our compensation programs should serve to increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas;

•	Our compensation programs should utilize stock-based compensation to reinforce the link between executive compensation and the interests of stockholders; and

•	Our compensation programs should be competitive relative to the compensation paid to similarly situated executives of our peer companies.

We believe that compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to our stock performance and other factors that directly and indirectly influence stockholder value. To that end, the total compensation program for our executive officers may consist of the following components:

•	Base salary;

•	Annual incentive cash bonus;

•	Annual and long-term vesting equity compensation; and

•	Multi-year outperformance incentive award.

In setting compensation, our philosophy is to set goals designed to link each NEO’s compensation to the Company’s performance on both a relative and absolute basis in terms of total return to shareholders and fundamental performance. Consistent with our performance-based philosophy, each executive officer is provided with a base salary and a significant incentive-based compensation component. For our Executive Management Team, we reserve the largest potential compensation awards for performance- and incentive-based programs. Those programs include annual and long-term vesting awards based on the independent financial performance of the Company. Those programs provide compensation in the form of both cash and equity, to provide incentives to reward both short-term and long-term performance of the Company. The allocation of total compensation between cash and equity compensation is reviewed annually in comparison to the Peer Group (as defined on page 17), while also considering the balance between providing short-term incentives and long-term vesting incentives to align the interests of management with stockholders, in light of the executive officer’s current equity holdings.

Stock Ownership Guidelines

We believe our Executive Management Team should hold a material amount of our stock to link their long-term economic interest directly to that of our stockholders. Accordingly, we have established stock ownership guidelines as follows:

Named Executive	Fair Value of Shares Held as a % of Base Salary	Ownership Requirement Met as of December 31, 2007
John B. Kilroy, Jr.	500%	Yes
Jeffrey C. Hawken	300%	Yes
Richard E. Moran Jr.	300%	Yes

Determination of Compensation Awards

The Compensation Committee retained SMG Advisory Group LLC, a national compensation consulting firm, to assist it in the review of our compensation programs. The compensation consultants engaged by the Compensation Committee are consultants specializing in compensation matters in the REIT and real estate industries. The compensation consultants evaluated the following in recommending the amount of executive compensation relative to the market, as well as the desired mix of base salary, annual incentives and long-term compensation opportunities:

•

Our performance as compared to other REITs, with an emphasis on office REITs, and as compared to other publicly traded real estate companies engaged in activities similar to those engaged in by us, with an emphasis on those with significant development activities; and

•	The current economic environment of the real estate industry and the markets specific to our properties.

The compensation consultants provided advice to the Compensation Committee with respect to competitive practices, the amounts and nature of compensation paid to executive officers, structuring our various compensation programs and recommending the appropriate levels of salary, bonus and other awards payable to our Executive Management Team. Based upon the compensation consultants’ recommendations, our executive compensation package for our Executive Management Team consists of a fixed base salary and performance-based cash and equity incentive awards, with a significant portion weighted towards the performance-based components to ensure that total compensation reflects the overall success or failure of the Company and to motivate our Executive Management Team to meet appropriate performance measures, thereby maximizing total return to stockholders.

To aid the Compensation Committee in reviewing our compensation programs, our President and Chief Executive Officer and our Chief Financial Officer provided recommendations to the Compensation Committee regarding the compensation of all executive officers. The Compensation Committee also reviewed the performance of each member of our Executive Management Team.

Limitation on Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to our NEOs at the end of each fiscal year generally must be “performance-based” compensation as determined under Section 162(m). Compensation generally qualifies as performance-based, if among other requirements, its material terms have been approved by our stockholders, it is payable only upon the attainment of pre-established, objective performance goals, and the committee of our Board that establishes such goals consists only of “outside directors.” All members of our Compensation Committee qualify as outside directors.

The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation of our executive officers. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control can also affect deductibility of compensation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. From time to time, the Compensation Committee may therefore award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests. In addition, we believe that we qualify as a REIT under the Internal Revenue Code and are not subject to Federal income taxes, but if the payment of compensation does not satisfy the requirements of Section 162(m) it should not have a material adverse consequence to us, provided we continue to distribute 90% of our taxable income. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

Compensation Benchmarking and Peer Group

A comprehensive review of our executive compensation programs was conducted for 2007 to ensure that (1) pay opportunities are competitive with the current market, (2) there is an appropriate link between performance and pay, and (3) the programs support our stated compensation philosophy. In connection with the 2007 review, the compensation consultant evaluated the compensation practices of our Peer Group to assess our competitiveness and advise the Compensation Committee. The “Peer Group” consisted of the following 15 leading REITs with a median equity market capitalization of approximately $2.6 billion and a equity market capitalization range of $650 million to $15 billion as compared to the Company’s equity market capitalization of approximately $1.8 billion as of December 31, 2007:

Alexandria Real Estate Equities, Inc.	Liberty Property Trust

BioMed Realty Trust	Mack-Cali Realty Corporation

Boston Properties, Inc.	Maguire Properties, Inc.

Brandywine Realty Trust	Parkway Properties, Inc.

Corporate Office Properties Trust	Prologis

Douglas Emmett, Inc.	Realty Income Corporation

Duke Realty Corporation	SL Green Realty Corp.

Highwoods Properties, Inc.

The Peer Group evaluations are periodically reviewed and updated by the Compensation Committee. We generally set base salary levels and annual incentive targets individually between the 50th and 75th percentile for all our NEOs. We believe that the 50th percentile reflects the minimum compensation level at which we can provide competitive remuneration to our executive officers, and the 75th percentile provides sufficient motivation for our executive officers to achieve superior performance.

In addition to the 15 public companies, our compensation consultant also considered a peer group consisting of private real estate companies, real estate management firms and private equity funds for our Chief Executive Officer. In recognition of the fact that the private sector has aggressively recruited and attracted many top executives from the public REIT market in recent years, our compensation consultant and the Compensation Committee believe that our Chief Executive Officer’s level of compensation must be competitive with both the public and private markets.

Policies with Respect to Equity Compensation Awards

The Compensation Committee, based upon the recommendations of the compensation consultant, evaluates the allocation of equity awards among stock option grants, restricted stock grants, stock appreciation rights, participation units and the various other products available under our 2006 Plan by reference to the Peer Group discussed above. These share awards are valued based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date. The 2006 Plan provides that the exercise price for stock options and SARs will not be less than fair market value of a share of Common Stock on the date of grant. Under the 2006 Plan, the fair market value of a share of Common Stock will generally be equal to the closing price of a share on the NYSE on the date on which the determination is being made.

Restricted stock awards are generally made under the compensation programs at the first meeting of the Compensation Committee following the applicable fiscal year in which the award is earned. We may also make grants of equity incentive awards at the discretion of the Compensation Committee or the Board in connection with the hiring of new executive officers.

2007 Executive Compensation Elements

The principal elements of 2007 compensation for our NEOs were base salary, cash incentive and equity incentives. The allocation of compensation across our compensation elements for 2007 reflects our philosophy of maintaining a strong relationship between performance and pay by delivering the majority of each executive’s compensation in the form of incentive compensation and is consistent with the practices of our Peer Group.

The targeted allocation of compensation for our Executive Management Team for 2007 was as follows:

Compensation Element (using 2007 target compensation amounts)	John B. Kilroy, Jr.	Jeffrey C. Hawken	Richard E. Moran Jr.
Salary	11%	13%	16%
Cash Incentive	22%	17%	19%
Equity Incentive	67%	70%	65%

The allocation of compensation across our compensation elements for 2007 for our Senior Managers based on actual 2007 compensation was as follows: (i) 20.6% salary, 20.6% cash incentive, and 58.8% equity incentive for Steven R. Scott; and (ii) 22.6% salary, 22.6% cash incentive; and 54.8% equity incentive for Tyler H. Rose. Incentive compensation for our Senior Managers is discretionary. The allocation across compensation elements has remained relatively consistent.

Base Compensation

For 2007, we provided our NEOs with a base salary that is designed to be between the 50th and 75th percentile of the Peer Group. In approving 2007 base salaries for our executive officers, the Compensation

Committee reviewed the market data from our Peer Group. The Compensation Committee also considered the performance of each executive, the performance of the Company, the contribution of each executive to our overall results, input from our Chief Executive Officer, and the desire to retain the executive. No formulaic base salary increases are provided to the NEOs. Upon review of the independently prepared comparison of base salary levels among the Peer Group of companies, we found that the median base salary level had increased. Consistent with our compensation philosophy, the Compensation Committee approved increases to salaries so we could maintain our relative position amongst our Peer Group and better compete to retain top executive talent. For 2007, base salaries were as follows:

Named Executive	2007 Base Salary
John B. Kilroy, Jr.	$1,000,000
Jeffrey C. Hawken	$550,000
Richard E. Moran Jr.	$500,000
Steven R. Scott	$350,000
Tyler H. Rose	$350,000

Performance-Based Compensation

Performance Goals

We structure our compensation programs to reward our executive officers based on our performance. This allows our executive officers to receive bonus compensation in the event certain specified corporate performance measures are achieved. In determining the compensation awarded to each executive officer based on performance, we evaluate our performance in a number of areas including total return to shareholders and fundamental performance.

We had three performance-based incentive programs for 2007 for the Executive Management Team: (i) the annual cash bonus program, which consisted of a cash bonus payout based upon four equally weighted performance measures—2007 funds from operations, 2007 revenue, 2007 operating margins and 2007 leasing, (ii) the annual long-term incentive award program, which used the same weighted performance criteria as the annual cash bonus program, but the earned awards were paid out in restricted shares that vest 50% on December 31, 2008 and 50% on December 31, 2009 based on continued employment and (iii) the long-term targeted performance incentive program, which was comprised of two separate programs (a) the development performance program, which is based 50% on a development completion component and 50% on a leasing component and (b) the total annual shareholder return program, which was based 50% on achieving a 10% absolute return and 50% on achieving a relative return at or greater than the 60th percentile of the Bloomberg Office REIT Index. We believe that these measures are fundamental to enhancing stockholder value, and we focused on both operational and financial performance measures to reward our Executive Management Team for its contribution to our performance in a cross-section of key areas. We set the target performance levels for each of the performance criteria based on our 2007 business plan and believed that it was likely that the Executive Management Team would achieve the target performance levels. We also believed that it would require exceptional performance by our Executive Management Team to achieve, and it was possible but not likely that our Executive Management Team would achieve, the maximum performance levels.

The amounts paid under each of our programs were determined based upon our actual performance measured against the performance criteria. In the event certain threshold performance levels were exceeded but applicable target levels were not achieved, the Executive Management Team was entitled to earn proportionate awards. Incentive amounts paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance. Payments under each of the programs were contingent upon continued employment, though pro rata bonus payments would have been paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.

2007 Annual Cash Bonus Program

For 2007, the Compensation Committee established defined annual incentive award levels at threshold, target and maximum based on the following four measures: 2007 funds from operations (FFO), 2007 revenues, 2007 operating margins and 2007 leasing, with each performance measure equally weighted. The 2007 annual cash bonus percentages were designed to reward the executive at approximately the 50th percentile of the Peer Group for target level and at approximately the 75th percentile of the Peer Group for maximum level. The award levels as a percentage of base salary were as follows:

	2007
Named Executive	Threshold Level	Target Level	Maximum Level	Maximum Bonus Award
John B. Kilroy, Jr.	100%	200%	400%	$4,000,000
Jeffrey C. Hawken	68%	136%	218%	$1,200,000
Richard E. Moran Jr.	60%	120%	192%	$960,000

Based on its assessment of corporate performance, the Compensation Committee approved the following cash bonuses for 2007:

Named Executive	2007 Cash Bonus
John B. Kilroy, Jr.	$4,000,000
Jeffrey C. Hawken	$1,200,000
Richard E. Moran Jr.	$960,000

2007 Long-Term Incentive Programs

For 2007, we implemented a three-part approach to long-term incentives that included (i) an annual long-term incentive program, (ii) a development performance program, and (iii) a total annual shareholder return program. Each of the programs is described as follows:

•

2007 Annual Long-Term Incentive Program.    The 2007 annual long-term incentive program used the same four performance criteria as the 2007 annual cash bonus program: 2007 FFO, 2007 revenues, 2007 operating margins and 2007 leasing, with each performance measure equally weighted. The performance measures were chosen to align management’s objectives with the Company’s business plan. The awards were determined as a percentage of base salary, as described below.

Awards under the 2007 annual long-term incentive program were granted in restricted stock under the 2006 Plan. The awards earned are subject to a two-year service period following the performance period and will vest 50% on December 31, 2008 and 50% on December 31, 2009 based on continued employment through all applicable vesting dates.

•

Development Performance Program.     We believe that the achievement of successful development activities is essential to long-term value creation for stockholders and therefore should be included as a component of our long-term incentive programs. The specific performance measures for the development performance program are based upon: development completion targets and development leasing targets (each, a “Development Performance Criterion” and, collectively, the “Development Performance Criteria”). The total award opportunity under this program relative to such Development Performance Criteria will be determined for 2007 development starts, given that 2007 development starts exceeded a minimum threshold of 150,000 square feet, as follows: 50% for achievement of development completion targets measured based on actual building shell development costs as compared to budgeted building shell development costs on a weighted average basis for all 2007 development starts and 50% for achievement of development leasing targets measured based on an average leased percentage on a weighted average basis for all 2007 development starts and on whether leases included in the average leased percentage were executed at a market rental rate or higher at the time of lease execution on a weighted average basis. The performance period for the development completion component will end at building shell completion for the last 2007 development start. Awards will be earned and vested under the development completion component upon final completion of construction of all 2007 development starts if the targets are met, which is currently estimated to occur in the second half of 2008. The performance period for the development leasing component will end two years after building shell completion for the last 2007 development start or earlier if the pre-determined development leasing targets are met. Awards will be earned and vested under the development leasing component when the 2007 development starts reach average occupancy of 90%, calculated on a weighted average basis, which is currently estimated to occur in the first half of 2009. When calculating the total payout under this program, the payout under each Development Performance Criterion is calculated independently.

Individual awards under the development performance program will be made under the 2006 Plan and will be made in unrestricted shares of Common Stock of the Company or in long-term incentive partnership units of the Operating Partnership (“LTIP Units”) that, subject to certain conditions, may become exchangeable on a one-for-one basis for shares of the Company’s Common Stock or cash, at the election of the Company, with no additional vesting because the completion of development starts generally represents a two to three-year period similar to the vesting periods associated with traditional time-based awards. The awards under this component are determined as a percentage of base salary, as described below.

•

Total Annual Shareholder Return Program.    The total annual shareholder return program performance measures were based upon absolute total annual shareholder return (“TRS”) targets and relative total annual shareholder return targets for calendar year 2007. The total award opportunity under this program was as follows: 50% for achievement of absolute TRS targets and 50% for relative TRS targets. The absolute return component threshold was a TRS of 10% or more for calendar year end December 31, 2007. The relative return component was a TRS at the 60 th percentile or more of the Bloomberg Office REIT Index. Under the program, the officers were not eligible for an award if the performance thresholds were not met. The awards under this component were determined as a percentage of base salary, as described below.

The 2007 awards for each component of the Company’s long-term incentive programs were the following amounts as a percentage of base salary (target award represents the plan maximum):

	2007 Annual Long-Term Incentive Program		2007 Development Performance Program		2007 Total Annual Shareholder Return Program
Named Executive	Threshold Level	Target Level	Development Completion Component (50%)	Development Leasing Component (50%)	Absolute Component (50%)	Relative Component (50%)
John B. Kilroy, Jr.	150%	300%	75%	75%	75%	75%
Jeffrey C. Hawken	136%	273%	68%	68%	68%	68%
Richard E. Moran Jr.	100%	200%	50%	50%	50%	50%

Based on its assessment of corporate performance, the Compensation Committee approved the following long-term incentive awards for 2007:

	2007
Named Executive	2007 Annual Long-Term Incentive Program Award	2007 Development Performance Program Award	2007 Total Annual Shareholder Return Award	Total 2007 Long-Term Incentive Awards
John B. Kilroy, Jr.	$3,000,000	*	—	$3,000,000
Jeffrey C. Hawken	$1,500,000	*	—	$1,500,000
Richard E. Moran Jr.	$1,000,000	*	—	$1,000,000

*	As described above, the measurement periods related to this component of the Company’s 2007 long-term incentive programs have not concluded, and no awards have been earned thereunder.

Discretionary Long-Term Vesting Equity Incentive Awards

Our Senior Managers, along with other selected Company employees, are eligible to participate in our annual award of restricted stock grants, which are an important component of the compensation necessary to attract and retain talented executive officers. Discretionary equity grants are made under the 2006 Plan. Guidelines for the number of restricted stock awards granted to each executive officer are determined based upon several factors, including the executive officer’s salary grade, performance and the value of the stock at the time of grant. As a result, additional grants other than the annual award may be made following a significant change in job responsibility or in recognition of a significant achievement.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options(a)		Weighted- Average Exercise Price of Outstanding Options(b)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)(1)
Equity Compensation plans approved by stockholders	26,000	(2)	$25.19	1,166,602	(3)
Equity Compensation plans not approved by stockholders	N/A		N/A	N/A

Total	26,000		$25.19	1,166,602

(1)	Includes shares available for future restricted stock grants under the 2006 Plan.

(2)	Issued under the Company’s 1997 Stock Option and Incentive Plan.

(3)	Does not include the return of 43,242 shares of Common Stock from certain key employees in accordance with the provisions of our incentive stock plan to satisfy minimum statutory tax-withholding requirements related to shares that vested on December 31, 2007. The shares of Common Stock were returned after close of business on December 31, 2007.

As of March 31, 2008, there were 25,000 options outstanding, and the weighted average exercise price of outstanding options was equal to $25.062 and the weighted average term was 3.09 years. In addition, as of March 31, 2008, a total of 373,475 shares of restricted stock were outstanding. Currently, there are 1,127,541 shares available to be issued under the 2006 Plan.

During 2007, 2006 and 2005, we granted 369,398, 87,067 and 103,806 shares of restricted stock, respectively. The basic weighted average common shares outstanding for 2007, 2006 and 2005 were 32,379,997, 31,244,062 and 28,710,726 shares, respectively.

Deferred Compensation Plans

We have a Deferred Compensation Plan (the “Deferred Compensation Plan”) under which our directors and certain of our management employees (the “Participants”), including our NEOs, may defer receipt of their compensation, including up to 70% of their salaries and up to 100% of their director fees and cash bonuses, each as applicable. In addition, eligible management employees will generally receive monthly contributions from us to their Deferred Compensation Plan accounts equal to 10% of their respective gross monthly base salaries, without regard to whether such employees elect to defer salary or bonus compensation under the Deferred Compensation Plan.

Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that elections with respect to performance-based bonuses may be made as late as six months prior to the end of the applicable performance period (June 30th in the case of a calendar-year performance period). In addition, newly eligible Participants may be able to make deferrals elections up to thirty days after they first become eligible to participate in the Deferred Compensation Plan, if later than the end of the year preceding that in which such deferred amounts will be earned. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Deferred Compensation Plan, including that they do so no later than twelve months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.

Participants will be permitted to allocate (and reallocate) their deferrals, as well as company contributions and any notional earnings on either of the foregoing, amongst various investment alternatives made available by the Deferred Compensation Plan administrator for purposes of determining any notional gains or losses on Participant account balances. These allocations will be hypothetical only and will not give Participants ownership interest in any actual assets of the Company or any trust funding obligations under the Deferred Compensation Plan, however, the Company may set aside assets to fund its obligations under the Deferred Compensation Plan in a limited (“rabbi”) trust, subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.

Participants may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (beginning no earlier than six months after retirement), or (iii) upon a change of control, in full. Participant elections may also provide for payment upon the earliest to occur of any two or more of the foregoing events (subject to the distribution limitations applicable to Company contributions). If a Participant separates from service with the Company and its affiliates for any reason other than due to the Participant’s death, disability or retirement, the remaining balance of the Participant’s account will generally be distributed in full six months after the occurrence of such separation from service. In addition, a Participant’s account balance will be distributed as soon as possible following the Participant’s death or disability. All such separation, death and disability distributions will be made without regard to any Participant election(s).

We also have a Stock Award Deferral Program (the “Deferral Program”) under which our directors and certain of our management employees, including our NEOs, may defer receipt of restricted stock awards that may be granted under the 2006 Plan in the future (“Stock Awards”) by electing to receive an equivalent number of restricted stock units (“RSUs”) in lieu of such Stock Awards. Each RSU issued under the Deferral Program represents the right to receive one share of our Common Stock in the future and will be subject to the same vesting conditions as would have applied to the Stock Award in lieu of which such RSU is issued. In addition, RSUs carry with them the right to receive dividend equivalents that credit participants, upon our payment of dividends with the shares underlying the participant’s RSUs, with additional, fully-vested RSUs equal to the value of the dividend paid in respect of such shares.

Defined Contribution Plan

We have a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover our eligible employees and any designated affiliate. The 401(k) Plan permits our eligible employees to defer up to 60% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of five percent of the participant’s annual salary and subject to certain other limits. Participants vest immediately in the amounts contributed by us. Our employees are eligible to participate in the 401(k) Plan after three months of credited service with us. The 401(k) Plan qualifies under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

Severance and Change in Control Arrangements

Each of John B. Kilroy, Jr., Jeffrey C. Hawken, Richard E. Moran Jr., Tyler H. Rose and Steven R. Scott has entered into a three-year employment agreement with us, effective January 1, 2007. All of these agreements are subject to automatic one-year renewals if not terminated by either party and provide for severance benefits under certain events.

John B. Kilroy, Jr., Jeffrey C. Hawken, and Richard E. Moran Jr.

The employment agreements of Mr. Kilroy, Mr. Hawken and Mr. Moran provide that in the event that the employment of the executive is terminated without “Cause” or for “Good Reason” (as defined in the applicable Employment Agreement), such terminated executive is entitled to receive the following payments and benefits (together with the Severance Payment, the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs, and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) continuation health coverage for the terminated executive, his spouse and his dependents, as applicable, for three years after the date of termination, at our expense, except that if we cannot secure continuation health coverage for Mr. Moran (or health coverage under a separate health plan) at commercially reasonable rates, as determined in the sole discretion of the Compensation Committee, after the end of the applicable COBRA coverage period, then we shall pay Mr. Moran, in lieu of such health coverage, $50,000 for each of the three years after the date of his termination (the “Moran Health Benefits”). In addition, each executive is entitled to receive a severance payment (the “Severance Payment”) equal to (i) three times annual base salary, and (ii) three times the average of the two highest target annual incentives (i.e., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement.

As defined in the Employment Agreements, Good Reason includes the right of the executives to terminate employment with us in the twelfth month following a “Change in Control” of the Company (as defined below). Also, a non-extension by us of the term of the Employment Agreements will be deemed a termination of the relevant executive’s employment without Cause.

In the event that the employment of an executive is terminated due to his retirement or death, such terminated executive is entitled to receive the Termination Benefits, except that (i) his Severance Payment shall equal (a) his annual base salary and (b) the average of his two highest target annual incentives (i.e., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement, and (ii) if the executive is Mr. Moran, he will have the opportunity to receive the Moran Health Benefits only upon retirement and not upon death.

In the event that the employment of an executive is terminated due to his disability, such terminated executive is entitled to receive the Termination Benefits, except that his Severance Payment shall equal (i) two times his annual base salary and (ii) two times the average of his two highest target annual incentives (i.e., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement.

In the event of a Change in Control of the Company, the executives are generally entitled to receive gross-ups from us for any excise taxes imposed, pursuant to Section 4999 of the Internal Revenue Code, on the payments and benefits that the executives will receive upon such Change in Control under the Employment Agreements or under any other arrangement with us. We agree to place such gross-ups, payments and benefits in separate rabbi trusts on behalf of each executive within thirty (30) days after the Change in Control.

“Change in Control” is defined in each executive’s Employment Agreement as follows: (i) a transaction or series of transactions (other than an offering of stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 8(c)(i) hereof or Section 8(c)(iii) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (B) after which no person or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 8(c)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or (iv) the Company’s stockholders approve a liquidation or dissolution of the Company and all material contingencies to such liquidation or dissolution have been satisfied or waived.

The employment agreements require each of the executives to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. The executives are also subject to (i) restrictions on solicitation during the term of the employment agreements and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without Cause or for Good Reason, (ii) restrictions on disclosure of confidential information during the term of the employment agreements and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates and agents during the term of the employment agreements and in perpetuity thereafter. The executives further agree to cooperate with the Company, during the term of the employment agreements and thereafter, regarding any litigation to which the Company is party. If an executive fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then the executive may forfeit all equity awards granted at or after January 1, 2007 and held by the executive or his transferee at the time of such non-compliance.

Tyler H. Rose and Steven R. Scott

The employment agreements of Mr. Rose and Mr. Scott provide that in the event that the employment of the executive is terminated without “Cause” or for “Good Reason” (as defined in the applicable employment agreement), such terminated executive is entitled to receive the Termination Benefits except that (i) his Severance Payment is equal to (a) two times his annual base salary and (b) two times the average of his two highest annual incentives (i.e., the sum of the annual cash award for Mr. Scott and Mr. Rose and the annual stock incentive target as defined in the applicable employment agreement) during the three preceding full performance years and (ii) the continuation of health coverage for the terminated executive, his spouse and his dependents, as applicable, shall be for a period of two years after the date of termination, at our expense.

In the event that the employment of Mr. Scott or Mr. Rose is terminated due to his retirement, such terminated executive is entitled to receive all Termination Benefits, except that (i) his Severance Payment shall be equal to zero and (ii) the continuation of health coverage for the terminated executive, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Scott or Mr. Rose is terminated due to his death, such terminated executive is entitled to receive the Termination Benefits, except that (i) his Severance Payment shall equal (a) one times his annual base salary and (b) one times the average of his two highest annual incentives (i.e., the sum of the annual cash award for Mr. Scott and Mr. Rose and the annual stock incentive target as defined in the applicable employment agreement) during the three preceding full performance years, and (ii) the continuation of health coverage for the terminated Executive, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Scott or Mr. Rose is terminated due to his disability, such terminated executive is entitled to receive the Termination Benefits, except that (i) his Severance Payment is equal to (a) two times his annual base salary and (b) two times the average of his two highest annual incentives (i.e., the sum of the annual cash award for Mr. Scott and Mr. Rose and the annual stock incentive target as defined in the applicable employment agreement) during the three preceding full performance years and (ii) the continuation of health coverage for the terminated executive, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

If Mr. Scott or Mr. Rose becomes entitled to the Termination Benefits (or other compensation or benefits) in connection with a Change in Control (the “Change in Control Benefits”), then certain excise taxes may apply under Section 4999 of the Internal Revenue Code. To avoid such excise taxes, we will reduce the Change in Control Benefits payable to the executive. We will undertake such a reduction, however, only if the executive retains a greater portion of the Change in Control Benefits after such reduction than the portion of the Change in Control Benefits that the executive would have retained without such reduction and after the payment of applicable excise taxes. We agree to place the Change in Control Benefits due to the executives in separate rabbi trusts on behalf of each executive within thirty (30) days after a Change in Control.

The employment agreements require each of the executives to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. The executives are also subject to (i) restrictions on solicitation during the term of the employment agreements and for two years after termination of employment due to disability, without Cause or for Good Reason, (ii) restrictions on disclosure of confidential information during the term of the employment agreements and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates and agents during the term of the employment agreements and in perpetuity thereafter. The executives further agree to cooperate with the Company, during the term of the employment agreements and thereafter, regarding any litigation to which the Company is party. If an executive fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then the executive may forfeit all equity awards granted at or after January 1, 2007 and held by the executive or his transferee at the time of such non-compliance.

Other Elements of Compensation and Perquisites

To assist us in attracting and retaining key executives critical to our long-term success, we provide our NEOs with perquisites as follows:

Employee Healthcare Premiums.    We, at our sole cost, provide to each executive officer, the executive officer’s spouse and children such health, dental and optical insurance as we may from time to time make available to our other executives of the same level of employment.

Supplemental Healthcare Insurance.    We, at our sole cost, provide to each executive officer supplemental healthcare insurance, which consists of an annual benefit per executive officer for reimbursed medical expenses during a calendar year.

Life Insurance Premiums.    We provide John B. Kilroy, Jr. with a life insurance policy pursuant to the terms of his employment agreement.

Contribution to Deferred Compensation Plan.    We make monthly Company contributions to our executive officers’ Deferred Compensation Plan accounts equal to 10% of their respective gross monthly base salaries.

Automobile Related Expenses

Automobile Allowance

We provide each executive officer and certain other employees with an automobile allowance during the term of such employee’s employment with us as we in our sole discretion may from time to time make available to our other employees of the same level of employment.

Automobile Reimbursements

We reimburse our executive officers and certain other employees for certain automobile-related expenses during the term of their employment.

Automobile Lease

We, at our sole cost, lease a car for John B. Kilroy, Jr.

Home Office Expenses.    We reimburse our executive officers for certain home office expenses, including telephone and internet service and office supplies.

Financial Planning Services.    We pay or reimburse John B. Kilroy, Jr., Jeffrey C. Hawken and Richard E. Moran Jr. for certain financial planning services pursuant to the terms of their respective employment agreements.

Club Dues.    We, at our sole cost, pay certain club dues for John B. Kilroy, Jr. and Jeffrey C. Hawken.

Executive Compensation Committee Report

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis section with management, and based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis section be included in the annual meeting proxy statement on Schedule 14A.

Executive Compensation Committee

Edward F. Brennan, Ph.D., Chairman

William P. Dickey

Dale F. Kinsella

Executive Compensation

Summary Compensation Table

The following table sets forth summary information regarding our compensation practices for each of our NEOs for all services rendered to us in all capacities in 2006 and 2007.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(12)		Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (11)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
John B. Kilroy, Jr.	2007	$1,000,000		$8,797,647	(1)		$4,000,000		$346,157	$14,143,804
	2006	$950,000		$3,103,916	(2)		$2,490,000		$83,292	$6,627,208

Jeffrey C. Hawken	2007	$550,000		$2,858,775	(3)		$1,200,000		$101,991	$4,710,766
	2006	$460,000		$1,235,224	(4)		$698,250		$41,830	$2,435,304

Richard E. Moran Jr.	2007	$500,000		$2,112,575	(5)		$960,000		$85,483	$3,658,058
	2006	$430,000		$846,663	(6)		$468,825		$36,370	$1,781,858

Steven R. Scott	2007	$350,000	$350,000	$778,793	(7)				$65,692	$1,544,485
	2006	$275,000	$350,000	$389,071	(8)				$29,332	$1,043,403

Tyler H. Rose	2007	$350,000	$325,000	$387,276	(9)				$64,544	$1,126,820
	2006	$275,000	$325,000	$237,177	(10)				$26,945	$864,122

(1)

Includes $26,953 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $252,962 related to restricted stock grants made in 2006 with respect to the 2005 performance period; $6,599,766 related to restricted stock grants made in 2007 with respect to the 2006 performance period; and

$1,180,745 related to restricted stock grants made in 2007 with respect to the 2007 performance period. Also includes $737,221 related to the development performance program component of the long-term targeted performance incentive program, for which no shares had been earned as of December 31, 2007.

(2)	Includes $20,812 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $249,511 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $810,573 related to restricted stock grants made in 2006 with respect to the 2005 performance period; and $2,023,020 related to restricted stock grants made in 2007 with respect to the 2006 performance period.

(3)	Includes $17,968 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $168,186 related to restricted stock grants made in 2006 with respect to the 2005 performance period; $1,713,639 related to restricted stock grants made in 2007 with respect to the 2006 performance period; and $590,372 related to restricted stock grants made in 2007 with respect to the 2007 performance period. Also includes $368,610 related to the development performance program component of the long-term targeted performance incentive program, for which no shares had been earned as of December 31, 2007.

(4)	Includes $13,875 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $164,492 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $526,253 related to restricted stock grants made in 2006 with respect to the 2005 performance period; and $530,604 related to restricted stock grants made in 2007 with respect to the 2006 performance period.

(5)	Includes $10,781 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $101,185 related to restricted stock grants made in 2006 with respect to the 2005 performance period; $1,361,287 related to restricted stock grants made in 2007 with respect to the 2006 performance period; and $393,582 related to restricted stock grants made in 2007 with respect to the 2007 performance period. Also includes $245,740 related to the development performance program component of the long-term targeted performance incentive program, for which no shares had been earned as of December 31, 2007.

(6)	Includes $8,325 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $99,804 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $324,230 related to restricted stock grants made in 2006 with respect to the 2005 performance period; and $414,304 related to restricted stock grants made in 2007 with respect to the 2006 performance period.

(7)	Includes $112,419 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $99,951 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $199,754 related to restricted stock grants made in 2006 with respect to the 2005 performance period; and $366,669 related to restricted stock grants made in 2007 with respect to the 2006 performance period.

(8)	Includes $112,416 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $99,948 related to restricted stock grants made in 2005 with respect to the 2004 performance period; and $176,707 related to restricted stock grants made in 2006 with respect to the 2005 performance period.

(9)	Includes $74,952 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $74,964 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $99,877 related to restricted stock grants made in 2006 with respect to the 2005 performance period; and $137,483 related to restricted stock grants made in 2007 with respect to the 2006 performance period.

(10)	Includes $74,952 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $74,964 related to restricted stock grants made in 2005 with respect to the 2004 performance period; and $87,261 related to restricted stock grants made in 2006 with respect to the 2005 performance period.

(11)	Includes the perquisites identified in the table below and our 401(k) matching contribution.

(12)	These share awards are valued based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date.

The following tables identify perquisites provided to our NEOs in 2007 and 2006.

2007

Executive Officers	Employee Healthcare Premiums	Supple- mental Healthcare Insurance	Life Insurance Premiums	Company Contributions to Deferred Compensation Plan	Automobile Related Expenses	Home Office Expenses	Financial Planning Services	Club Dues	Total Benefits
John B. Kilroy, Jr.	$2,410	$9,325	$122,066	$100,000	$47,595	$19,852	$25,000	$9,659	$335,907
Jeffrey C. Hawken	$2,410	$9,325		$55,000	$17,103	$2,049	$475	$7,879	$94,241
Richard E. Moran Jr.	$1,593	$9,325		$50,000	$13,766	$549			$75,233
Steven R. Scott	$2,410	$9,325		$35,000	$8,707				$55,442
Tyler H. Rose	$2,410	$9,325		$35,000	$9,060	$999			$56,794

2006

Executive Officers	Employee Healthcare Premiums	Supplemental Healthcare Insurance	Automobile Related Expenses	Home Office Expenses	Club Dues	Total Benefits
John B. Kilroy, Jr.	$2,167	$8,750	$47,205	$6,573	$8,597	$73,292
Jeffrey C. Hawken	$2,167	$8,750	$15,316		$8,097	$34,330
Richard E. Moran Jr.	$2,167	$8,750	$15,453			$26,370
Steven R. Scott	$2,167	$8,750	$8,415			$19,332
Tyler H. Rose	$2,167	$8,750	$8,528			$19,445

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the year ended December 31, 2007.

Grants of Plan-Based Awards

Name	Grant Date		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value
				Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
(a)	(b) (1)		(9)	(c)	(d)	(e)	(f)	(g)	(h)	(i) (10)		(j)	(k)	(l)
John B. Kilroy, Jr.	2/7/2007	(2)	4/14/2006							9,402				$830,000
	2/7/2007	(3)	9/21/2006							108,051				$9,538,665
	2/7/2007	(4)	9/18/2006							22,656				$2,000,000
	12/31/2007	(5)	2/2/2007							54,586				$3,000,000
	(6)		2/2/2007	$1,000,000	$2,000,000	$4,000,000
	(7)		2/2/2007		$1,500,000
	(8)		2/2/2007		$1,500,000

Jeffrey C. Hawken	2/7/2007	(2)	4/14/2006							2,637				$232,750
	2/7/2007	(3)	9/21/2006							22,965				$2,027,339
	2/7/2007	(4)	9/18/2006							9,969				$880,000
	12/31/2007	(5)	2/2/2007							27,293				$1,500,000
	(6)		2/2/2007	$375,000	$750,000	$1,200,000
	(7)		2/2/2007		$750,000
	(8)		2/2/2007		$750,000

Richard E. Moran Jr.	2/7/2007	(2)	4/14/2006							1,771				$156,275
	2/7/2007	(3)	9/21/2006							20,904				$1,845,348
	2/7/2007	(4)	9/18/2006							6,004				$530,000
	12/31/2007	(5)	2/2/2007							18,196				$1,000,000
	(6)		2/2/2007	$300,000	$600,000	$960,000
	(7)		2/2/2007		$500,000
	(8)		2/2/2007		$500,000

Steven R. Scott	2/7/2007		2/7/2007							22,656	(11)			$2,000,000

Tyler H. Rose	2/7/2007		2/7/2007							8,496	(11)			$750,000

(1)	Table excludes shares granted to Steven R. Scott and Tyler H. Rose in 2008 for 2007 performance period. For the 2007 performance period, on February 5, 2008, we granted 20,322 shares of restricted stock to Steven R. Scott, and 17,273 shares of restricted stock to Tyler H. Rose.

(2)	Granted pursuant to the short-term vesting restricted stock component of our 2006 annual bonus program. These awards vested 100% on December 31, 2007.

(3)	Granted pursuant to the long-term vesting restricted stock component of our 2006 annual bonus program. These awards vested 34% on December 31, 2007 and will vest 33% on December 31, 2008 and 33% on December 31, 2009.

(4)	Granted pursuant to our 2006 annual long-term incentive program. These awards vested 50% on December 31, 2007 and will vest 50% on December 31, 2008.

(5)	Granted pursuant to our 2007 annual long-term incentive program. These stock awards were deemed to be legally issued and outstanding as of January 1, 2008. These awards will vest 50% on December 31, 2008 and 50% on December 31, 2009.

(6)	Represents the potential future payouts under the 2007 annual cash bonus program. The maximum program award was paid to the Executive Management Team in January 2008. See further discussion under the Compensation Discussion and Analysis section of this report.

(7)	Represents the targeted awards under the development performance program component of the 2007 long-term incentive programs. The measurement periods related to this component have not concluded, and no awards have yet been earned thereunder. Potential awards under this component will be granted under the 2006 Plan. See further discussion under the Compensation Discussion and Analysis section of this report.

(8)	Represents the targeted awards under the total annual shareholder return component of the 2007 long-term incentive programs. The performance measures under this component were not met as of December 31, 2007. Therefore, no awards were earned under this component. See further discussion under the Compensation Discussion and Analysis section of this report.

(9)	The approval date represents the date the Compensation Committee authorized the respective incentive award programs.

(10)	The NEOs paid the par value of $0.01 per share for these stock awards. These share awards are valued based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date.

(11)	These awards vest in equal annual installments on December 31st of each year over a five-year period, which began on December 31, 2007.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards granted to each of our NEOs at December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John B. Kilroy, Jr.						147,283	$8,094,674
Jeffrey C. Hawken						54,136	$2,975,315
Richard E. Moran Jr.						39,016	$2,144,319
Steven R. Scott						40,009	$2,198,895
Tyler H. Rose						20,090	$1,104,146

(1)	Calculated based on closing stock price of $54.96 on December 31, 2007.

Option Exercises and Vested Stock

The following table summarizes the option exercises and vesting of stock awards for each of our NEOs for the year ended December 31, 2007.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
John B. Kilroy, Jr.	—	$—	86,538	$5,553,142
Jeffrey C. Hawken	—	$—	34,435	$2,414,500
Richard E. Moran Jr.	—	$—	23,510	$1,611,041
Steven R. Scott	—	$—	13,030	$987,704
Tyler H. Rose	—	$—	7,092	$561,657

Nonqualified Deferred Compensation

The following table sets forth summary information regarding our Deferred Compensation Plan as of December 31, 2007. For additional information regarding the Deferred Compensation Plan, see “Compensation Discussion and Analysis—Deferred Compensation Plans.”

Nonqualified Deferred Compensation

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
(a)	(b)	(c)(1)	(d)	(e)	(f)
John B. Kilroy, Jr.	$—	$100,000	$(1,047)	—	$98,953
Jeffrey C. Hawken	$192,500	$55,000	$(1,843)	—	$245,657
Richard E. Moran Jr.	$12,500	$50,000	$(1,636)	—	$60,864
Steven R. Scott	$—	$35,000	$(1,023)	—	$33,977
Tyler H. Rose	$8,750	$35,000	$(1,131)	—	$42,619

(1)	Included in All Other Compensation in the Summary Compensation Table.

Potential Payments Upon Termination or Change of Control

The information in this section sets forth the value of benefits and payments to each of the NEOs upon the triggering events indicated and is based upon the terms of employment agreements in effect as of the date of this Proxy Statement as described in “Severance and Change in Control Arrangements” above. As required by the SEC rules, these estimated values assume that the triggering event took place on December 31, 2007, the last business day of the fiscal year. The payments and benefits that would be provided to the NEOs in each of these events are more fully described in the Compensation Discussion and Analysis section above.

Summary of Cash Severance Payment	John B. Kilroy, Jr.	Jeffrey C. Hawken	Richard E. Moran Jr.	Steven R. Scott	Tyler H. Rose
Voluntary Termination	$0	$0	$0	$0	$0
Involuntary for Cause Termination	$0	$0	$0	$0	$0
Involuntary Not-For-Cause Termination or for “good reason”	$32,787,998	$10,782,509	$8,400,672	$2,500,000	$2,200,000
Retirement	$10,929,333	$3,594,170	$2,800,224	$0	$0
Death	$10,929,333	$3,594,170	$2,800,224	$1,250,000	$1,100,000
Disability	$21,858,665	$7,188,339	$5,600,448	$2,500,000	$2,200,000

In addition to the payments described in the table above, upon a change in control, (i) Mr. Kilroy would have been entitled to full vesting of his outstanding restricted stock valued at $8,094,674 based on the closing price of our Common Stock on December 31, 2007; (ii) Mr. Hawken would have been entitled to full vesting of his outstanding restricted stock valued at $2,975,315 based on the closing price of our Common Stock on December 31, 2007; and (iii) Mr. Moran would have been entitled to full vesting of his outstanding restricted stock valued at $2,144,319 based on the closing price of our Common Stock on December 31, 2007.

Upon certain terminations of employment as set forth in “Severance and Change in Control Arrangements”, (i) Mr. Kilroy would have been entitled to full vesting of his outstanding restricted stock valued at $8,094,674 based on the closing price of our Common Stock on December 31, 2007, $61,942 in health benefits calculated based on assumptions we use for financial reporting purposes, up to three years of continued life insurance benefits with an annual cost of $65,000 plus any applicable tax gross-up and the cash and restricted stock awards earned under our 2007 Annual Cash Bonus Program and Development Performance Program as set forth in “Performance-Based Compensation” and “2007 Long-Term Incentive Programs”, including the full vesting of such restricted stock awards; (ii) Mr. Hawken would have been entitled to full vesting of his outstanding restricted stock valued at $2,975,315 based on the closing price of our Common Stock on December 31, 2007, $61,942 in health benefits calculated based on assumptions we use for financial reporting purposes, and the cash and restricted stock awards earned under our 2007 Annual Cash Bonus Program and Development Performance Program as set forth in “Performance-Based Compensation” and “2007 Long-Term Incentive Programs”, including the full vesting of such restricted stock awards; (iii) Mr. Moran would have been entitled to full vesting of his outstanding restricted stock valued at $2,144,319 based on the closing price of our Common Stock on December 31, 2007, $61,942 in health benefits calculated based on assumptions we use for financial reporting purposes or the Moran Health Benefits, as applicable, and the cash and restricted stock awards earned under our 2007 Annual Cash Bonus Program and Development Performance Program as set forth in “Performance-Based Compensation” and “2007 Long-Term Incentive Programs”, including the full vesting of such restricted stock awards; (iv) Mr. Scott would have been entitled to full vesting of his outstanding restricted stock valued at $2,198,895 based on the closing price of our Common Stock on December 31, 2007 and $40,924 in health benefits calculated based on assumptions we use for financial reporting purposes; and (v) Mr. Rose would have been entitled to full vesting of his outstanding restricted stock valued at $1,104,146 based on the closing price of our Common Stock on December 31, 2007 and $40,924 in health benefits calculated based on assumptions we use for financial reporting purposes.

Director Compensation

Under the 2007 compensation program, we paid each of our non-employee directors annual cash compensation of $35,000 for services rendered and $2,000 for each Board meeting attended by such director. Each non-employee director also received annual compensation of $1,000 for each committee of which he is a member. The Chairman of each committee received additional annual cash compensation of $10,000, with the exception of the Chairman of the Audit Committee and the Chairman of the Compensation Committee who received additional annual cash compensation of $20,000. Directors are reimbursed for reasonable expenses incurred to attend director and committee meetings and incident to their service as a director. Our officers who are directors are not paid any directors fees.

In addition, in May 2007, each non-employee director received an annual grant authorized under the 2006 Plan of restricted shares of Common Stock valued at $100,000 that vest in equal annual installments over two years. Each non-employee director grant provides that the restricted shares will vest in full in the event of a change of control of the Company (as defined in the 2006 Plan) or a termination of the non-employee director’s directorship for any reason other than the director’s voluntary resignation or retirement. Further, non-employee directors are encouraged to hold significant equity interests in the Company. The Board expects each non-employee director to own or to acquire, within five years of first becoming a director, shares of our Common Stock having a market value of at least $100,000.

Upon his appointment to the Board in June 2007, Scott S. Ingraham received a grant of 1,000 restricted shares under the existing director compensation policy. As he was not a director at the time of the annual grant in May 2007, Mr. Ingraham did not receive the annual grant.

Further, for 2008, the compensation consultant proposed that the Board consider increasing director compensation, but the Board voted not to do so currently.

The following table sets forth summary information regarding our compensation practices for each of our directors for 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John B. Kilroy, Jr.	$—	$—	$—	$—	$—	$—	$—
John B. Kilroy, Sr.	$58,000	$45,436	$—	$—	$—	$15,069	$118,505
Edward F. Brennan, Ph.D.	$80,750	$49,546	$—	$—	$—	$—	$130,296
John R. D’Eathe	$41,500	$17,680	$—	$—	$—	$—	$59,180
William P. Dickey	$71,000	$45,436	$—	$—	$—	$—	$116,436
Matthew J. Hart	$79,000	$45,436	$—	$—	$—	$—	$124,436
Scott S. Ingraham	$37,000	$9,330	$—	$—	$—	$—	$46,330
Dale F. Kinsella	$69,000	$45,436	$—	$—	$—	$—	$114,436

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of March 31, 2008, regarding the beneficial ownership of Common Stock (or Common Stock issuable upon the redemption of common limited partnership interests (the “Units”) in the Operating Partnership) for (i) each person or entity known by the Company to be the beneficial owner of five percent or more of the Company’s outstanding Common Stock (or Common Stock issuable, at the Company’s option, upon the redemption of Units) (based on the share ownership of each such person or entity as of December 31, 2007), (ii) each director and each NEO and (iii) the directors and such NEOs of the Company as a group. Except as indicated below, all shares of Common Stock are owned directly, and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by such person other than restricted stock, as to which a person has sole voting but no dispositive power. In preparing this table, the Company has relied upon information supplied by its officers, directors and certain stockholders in addition to information contained in filings with the Securities and Exchange Commission.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Outstanding Shares of Common Stock(2)
T. Rowe Price Associates, Inc.	3,357,637	(3)	10.3%
LaSalle Investment Management, Inc.	3,240,424	(4)	9.9%
Cohen & Steers, Inc.	2,519,631	(5)	7.7%
The Vanguard Group, Inc.	2,097,745	(6)	6.4%
ING Groep N.V.	1,849,016	(7)	5.6%
Barclays Global Investors.	1,689,101	(8)	5.2%
John B. Kilroy, Jr.	1,230,395	(9)	3.7%
John B. Kilroy, Sr.	554,776	(10)	1.7%
Richard E. Moran Jr.	199,930	(11)	*
Jeffrey C. Hawken	177,554	(12)	*
Tyler H. Rose	68,358	(13)	*
Steven R. Scott	60,276	(14)	*
Matthew J. Hart	39,519	(15)	*
William P. Dickey	37,519	(16)	*
Dale F. Kinsella	24,519	(17)	*
Edward F. Brennan, Ph.D.	3,730	(18)	*
Scott S. Ingraham.	2,000	(19)	*
All directors and NEOs as a group (11 persons)			7.0%

*	Represents less than 1.0% of outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

(2)	The number of shares of Common Stock beneficially owned is based on Securities and Exchange Commission regulations regarding the beneficial ownership of securities. The number of shares of Common Stock and the percentage of outstanding shares of Common Stock beneficially owned by a person assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of Common Stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of December 31, 2007 by such beneficial owner are exercised and that no options to acquire shares of Common Stock held by other persons are exercised.

(3)

Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G/A filed with the Securities and Exchange Commission on March 10, 2008 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). The address for T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price

Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 15, 2008 by LaSalle Investment Management (Securities), L.P. (“LaSalle L.P.”) and LaSalle Investment Management, Inc. (“LaSalle Inc.”). LaSalle L.P. and LaSalle Inc. beneficially owned 2,945,987 and 294,437 shares, respectively. The address for LaSalle L.P. and LaSalle Inc. is 200 East Randolph Drive, Chicago, Illinois 60601.

(5)

Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2008 by Cohen & Steers, Inc. (“Cohen & Steers”). The address for Cohen & Steers is 280 Park Avenue, 10th Floor, New York, New York 10017.

(6)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2008 by The Vanguard Group, Inc. (“Vanguard”). The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(7)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008 by ING Groep N.V. (“ING Groep”) and ING Clarion Real Estate Securities, L.P. (“ING Clarion”). ING Groep and ING Clarion beneficially owned 148,418 and 1,700,598 shares, respectively. The address for ING Groep is Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands. The address for ING Clarion is 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087.

(8)

Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 5, 2008 by Barclays Global Fund Advisors (“Fund Advisors”), Barclays Global Investors, NA (“Global Investors NA”), Barclays Global Investors, Ltd. (“Global Investors Ltd.”) and Barclays Global Investors Japan Limited (“Global Investors Japan”). Fund Advisors, Global Investors NA, Global Investors Ltd., and Global Investors Japan beneficially owned 828,980, 806,790, 37,955 and 15,376 shares, respectively. The address for Fund Advisors and Global Investors NA is 45 Fremont Street, San Francisco, California 94105. The address for Global Investors Ltd. is Murray House, 1 Royal Mint Court, London, EC3N 4HH. The address for Global Investors Japan is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-8402 Japan.

(9)	Includes (i) 877,345 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by Kilroy Airport Imperial Co. (“KAICO”) and Kilroy Technologies Company, LLC, a California limited liability company (“Kilroy Technologies”) and allocated to John B. Kilroy, Jr.), (ii) 215,822 shares of Common Stock held directly and (iii) 137,228 restricted shares of Common Stock held directly.

(10)	Includes (i) 552,885 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by KI, KAICO, and Kilroy Technologies, and allocated to John B. Kilroy, Sr.), (ii) 1,522 shares of Common Stock beneficially owned by John B. Kilroy, Sr. and (iii) 369 restricted shares of Common Stock held directly.

(11)	Includes (i) 164,936 shares of Common Stock held directly and (ii) 34,994 restricted shares of Common Stock held directly.

(12)	Includes (i) 130,121 shares of Common Stock held directly and (ii) 47,433 restricted shares of Common Stock held directly.

(13)	Includes (i) 36,387 shares of Common Stock held directly and (ii) 31,971 restricted shares of Common Stock held directly.

(14)	Includes (i) 8,442 shares of Common Stock held directly and (ii) 51,834 restricted shares of Common Stock held directly.

(15)	Includes (i) 37,997 shares of Common Stock held directly and (ii) 1,522 restricted shares of Common Stock held directly.

(16)	Includes (i) 10,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 2007, (ii) 23,997 shares of Common Stock held directly, (iii) 2,000 shares of Common Stock held directly by Dickey Realty, Ltd. and beneficially owned by William P. Dickey and (iv) 1,522 restricted shares of Common Stock held directly.

(17)	Includes (i) 15,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 2007, (ii) 7,997 shares of Common Stock held directly and (iii) 1,522 restricted shares of Common Stock held directly.

(18)	Includes (i) 2,208 shares of Common Stock held directly and (ii) 1,522 restricted shares of Common Stock held directly.

(19)	Includes (i) 1,000 shares of Common Stock held directly and (ii) 1,000 restricted shares of Common Stock held directly.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2007, no directors or executive officers of the Company, including John B. Kilroy, Sr. and John B. Kilroy, Jr., the Chairman of the Board and the President and Chief Executive Officer, respectively, or security holder of more than five percent of the Company’s outstanding Common Stock, or members of any of their immediate families, had direct or indirect interests in transactions or potential transactions with the Company, the Operating Partnership, Kilroy Services, LLC or any other subsidiary of the Company. Any transactions between or among related persons are referred to the Independent Committee for review.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of any registered class of the Company’s equity securities (collectively, “Insiders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities of the Company. Insiders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company or written representations from the Insiders that no other reports were required, during the year ended December 31, 2007, all Insiders complied with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2009 annual meeting of stockholders must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by December 12, 2008.

The Company’s bylaws require a stockholder desiring to present a proposal for a vote at the 2009 annual meeting of stockholders to notify the Company’s Secretary in writing. The notice generally must be delivered to or mailed and received at the Company’s principal executive offices (i) not less than 50 days nor more than 75 days prior to the 2009 annual meeting or (ii) if the Company provides less than 65 days public notice of the date of its annual meeting, then not later than the 15th day following the earlier of the day on which public notice of the date for the 2009 annual meeting is published or mailed. Other specifics regarding the notice procedures, including the required content of the notice, can be found in the Company’s bylaws, a copy of which may be obtained without charge by request to the Company’s Secretary at the Company’s principal executive offices.

Stockholders who wish to have a proposal included in the Company’s proxy statement for the 2009 annual meeting or have a proposal properly brought before the 2009 annual meeting for a vote must comply with the above requirements, as applicable. Stockholders that comply with the rules and regulations of the Securities and Exchange Commission to have a proposal included in the Company’s proxy statement for the 2009 annual meeting will be deemed to have complied with the notice requirements contained in the Company’s bylaws. Stockholder proposals submitted to the Company’s Secretary that do not comply with these requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2009 annual meeting, as applicable.

For specific information with respect to the process for recommending a director candidate, see “Certain Information with respect to Board of Directors—Manner by which Security Holders May Recommend Director Candidates” above.

INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) have served as the Company’s independent public accountants since the completion of the Company’s initial public offering in January 1997 and have been selected by the Audit Committee to continue to serve as the Company’s independent public accountants for the first quarter of fiscal year 2008. Consistent with past practice, the Audit Committee will appoint the Company’s independent public accountants for the full current fiscal year at its meeting to be held during the second quarter.

The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder in effect on the date of this Proxy Statement. The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by Deloitte for professional services rendered in fiscal years 2007 and 2006 are as follows:

Fees(1)	2007	2006
Audit Fees(2)	$1,095,098	$900,849
Audit-Related Fees(3)	36,500	29,800
Tax Fees(4)	362,135	254,818

	$1,493,733	$1,185,467

(1)	All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures described above. The Audit Committee has concluded that the provision of the non-audit services rendered for the listed fees is compatible with maintaining Deloitte’s independence.

(2)	Includes the aggregate fees billed for the audits of the Company’s annual financial statements and internal controls over financial reporting, review of financial statements included in the Company’s quarterly reports on Form 10-Q, consultations with Company’s management on technical accounting and regulatory issues, and services provided for assistance with and review of other regulatory filings.

(3)	Includes the aggregate fees billed for the audit of the Company’s 401(k) plan.

(4)	Includes the aggregate fees billed for the review and assistance with the preparation of tax returns, the review of quarterly REIT test compliance, review of technical accounting issues, and the coordination of the Company’s property tax correspondence and property tax appeals process.

PROXY SOLICITATION EXPENSE

The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company will use the services of BNY Mellon Shareowner Services to assist with the mailing of proxies and expects to pay a fee of approximately $15,000 for these services. Proxies may be solicited by directors, officers, and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may also use the services of a third-party solicitor to solicit proxies for the Annual Meeting, which the Company estimates would cost approximately $10,000.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the Securities and Exchange Commission’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, copies of the Company’s Form 10-K for the period ended December 31, 2007. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary, telephone (310) 481-8400. You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com.

OTHER MATTERS

The Board does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares at the meeting, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

April 2, 2008

By Order of the Board of Directors,

Richard E. Moran Jr.

Executive Vice President,

Chief Financial Officer and Secretary

Appendix A

AUDIT COMMITTEE CHARTER

of the Audit Committee

of Kilroy Realty Corporation

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the Company’s accounting and system of internal controls; and (v) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight, and the Committee is not responsible for the completeness or accuracy of the Company’s financial statements or other financial information. Management of the Company is solely responsible for the preparation, presentation, content and integrity of the Company’s financial statements and other publicly disclosed information, including the Company’s earnings press releases and earnings guidance, and other financial information provided to analysts, rating agencies and others. In addition, management of the Company is solely responsible for the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company’s quarterly financial statements and issuing an attestation report on management’s assessment of the Company’s internal control over financial reporting to be filed as part of the Company’s annual report on Form 10-K. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee, including the Chairman of the Committee, shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

The Chairman (or in his or her absence, a member designated by the Chairman) shall preside at each Committee meeting. Agendas for Committee meetings shall be prepared by the corporate Secretary in consultation with the Committee Chairman. A majority of the Committee’s members shall constitute a quorum. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. The Committee shall meet periodically in separate executive sessions alone and with members of the Company’s management, representatives of the independent auditor and the internal auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

Minutes of each meeting are to be prepared by the person acting as secretary of the meeting. The corporate Secretary will retain a copy of the minutes in the Company’s permanent files.

The Committee may retain, without prior permission from the Board or management, any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

1.     Appointment and Oversight.    The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.    Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall preapprove the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.    Independence of Independent Auditor.    The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i)  The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues. The Committee shall also obtain and review such a report prepared by the independent auditor promptly after any review, inquiry or investigation referred to in the preceding sentence.

(ii)  The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor. The Committee shall also recommend to the Board that it take appropriate action to satisfy itself of the independence of the independent auditor when necessary.

(iii)  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv)  The Committee shall annually consider whether the Company should adopt a rotation of the audit among independent auditing firms.

(v)  The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings	with Management, the Independent Auditor and the Internal Auditor.

(i)  The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii)  The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as offbalance sheet structures, on the Company’s financial statements.

(iii)  The Committee shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that could potentially affect the quality of the financial reporting with management, the internal auditor and the independent auditor prior to filing of the Company’s reports on Forms 10-K or 10-Q, or as soon as practicable if the communications cannot be made prior to their filing.

(iv)  The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(v)  The Committee shall review disclosures made to the Committee by the Company’s chief executive officer, chief financial officer, management and the independent auditor during the certification process about any significant deficiencies in the design or operations of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

5.    Additional Meetings with the Independent Auditor.

(i)  The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; (C) the independent auditor’s annual attestation report on the effectiveness of the Company’s internal control over financial reporting; and

(D) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act (which specifies how an independent auditor must respond to a discovery, in the course of conducting an audit, that an illegal act has or may have occurred) has not been implicated.

(ii)  The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any

(iii)  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.    Recommendation to Include Financial Statements in Reports.    The Committee shall, based on the review and discussions in paragraphs 4(iv) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.    Review of Quarterly Financial Statements.

(i) The Committee shall review the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(ii) The Committee shall review disclosures made to the Committee by the Company’s chief executive officer, chief financial officer, management and the independent auditor during the certification process about any significant deficiencies in the design or operations of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Internal Audit

8.    Appointment.    The Committee shall review the appointment and replacement of the internal auditor.

9.    Separate Meetings with the Internal Auditor.    The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10.    The Committee shall discuss with management and the independent auditor the types and presentation of the information contained in the Company’s earnings press releases as well as the types and presentation of financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11.    The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

12.    The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13.    The Committee shall discuss with management, Company counsel, and the independent auditor the substance of any significant issues raised by counsel concerning litigation, claims, contingencies or assessments. The Committee should understand how such matters are reflected in the Company’s financial statements.

14.    The Committee shall annually discuss with management the Company’s policies and internal control procedures in place to safeguard the Company’s assets, including the scope of applicable risk of loss insurance. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

15.    The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

16.    The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

17.    The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

18.    The Committee, through its Chairman, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with applicable legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

19.    The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

20.    The Committee shall make regular reports to the Board. The Committee shall annually review the Committee’s own performance. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

21.    The Committee shall discuss with management and the independent auditor the Company’s compliance with applicable regulatory provisions required to maintain the Company’s status as a REIT.

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) PROXY KILROY REALTY CORPORATION ANNUAL MEETING OF STOCKHOLDERS MAY 20, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Kilroy Realty Corporation (the “Company”) acknowledges receipt of a copy of the proxy statement dated April XX, 2008 and, revoking any proxy heretofore given, hereby appoints John B. Kilroy, Sr., John B. Kilroy, Jr., Richard E. Moran Jr. and each of them, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on March 11, 2008, at the Annual Meeting of Stockholders to be held on May 20, 2008, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT AND AGAINST THE STOCKHOLDER PROPOSAL. (Continued, and to be marked, dated and signed, on the other side)

Mark Here for Address Change or Comments Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, stating title. If a partnership, please sign in partnership name by authorized person, stating title. 01 John B. Kilroy, Sr. 02 Edward F. Brennan, Ph.D. 03 Scott S. Ingraham PROPOSAL 1: ELECTION OF DIRECTORS FOR (except as indicated to the contrary) WITHHOLD FOLD AND DETACH HERE PLEASE SEE REVERSE SIDE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. INTERNET http://www.proxyvoting.com/krc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR You can view the Annual Report and Proxy Statement on the Internet at http://www.kilroyrealty.com The Board recommends a vote FOR the following nominees: INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box above and write the nominee’s name on the space provided below. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Returned proxy cards that are signed and dated will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the named nominees in Proposal 1 and AGAINST Proposal 2. PROPOSAL 2: STOCKHOLDER PROPOSAL (The Board recommends a vote AGAINST this proposal) FOR AGAINST ABSTAIN Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.